                                                                   EXHIBIT 10.34

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$30,000,000.00                                         Mountain View, California
                                                               December 30, 1994

                                 SCIOS NOVA INC.
                                 NOTE AGREEMENT

     WHEREAS, Scios Nova Inc., a Delaware corporation, (the "Company"), with its principal offices at 2450 Bayshore Parkway, Mountain View, California 94043, and GENENTECH, INC., a Delaware corporation (the "Lender"), desire to further their corporate collaboration arrangements as embodied in that certain Preferred Stock Purchase Agreement and that certain Collaboration Agreement (the "Collaboration Agreement"), each dated as of December 30, 1994;

     AND WHEREAS, the Company and the Lender agree that the Company shall have access to up to, but not in excess of, Thirty Million Dollars ($30,000,000) of credit from the Lender pursuant to the terms of this Note Agreement;

     AND WHEREAS, the Company has requested, and the Lender has agreed, that the Note Agreement be supported by a third party in the form of one or more Irrevocable Letters of Credit in the form attached hereto as Exhibit A issued by Swiss Bank Corporation ("SBC") on behalf of the Lender for the benefit of the Company (subject to Section 4(a) below), or such replacement credit support as may from time to time be established pursuant to Section 4(b) below (the "Facility");

     AND WHEREAS, the Lender agrees that solely the Lender shall be obligated to repay SBC, or any successor bank extending credit under the Facility, for any draws made under the Facility by the Company;

     AND WHEREAS, the Company and Lender agree that the Company shall reimburse the Lender under the terms of the Note Agreement for draws made under the Facility.

     NOW THEREFORE, FOR VALUE RECEIVED, the Lender promises to loan to the Company up to, but not exceeding, Thirty Million Dollars ($30,000,000) and the Company promises to pay to the order of the Lender the amount drawn by or otherwise paid to the Company under the Facility (not to exceed $30,000,000), plus accrued interest as set forth below.

                                       1.

     1. PRINCIPAL. The amount drawn by the Company pursuant to the Facility shall not exceed Thirty Million Dollars ($30,000,000) in total. Any draw by the Company against the Facility shall irreversibly reduce the total amount made available under the Facility, even if the amount drawn is subsequently repaid by the Lender. Any principal amount owed by the Company to the Lender as a result of the Company's draws against the Facility shall be due and payable in full on December 30, 2002.

     2. INTEREST. Interest on the unpaid balance of said principal amount from time to time outstanding shall accrue and compound annually at a rate of interest equal to the lesser of (a) the prime rate of interest as announced by Bank of America, N.T.& S.A. (San Francisco Branch) from time to time or, if such rate is not available, the prime rate of interest as printed in THE WALL STREET JOURNAL from time to time or (b) the maximum rate permissible by law (which shall be deemed to be the rate applicable to commercial transactions in the State of California) (calculated on the basis of a year of 365, or 366 as the case may be, days and actual days elapsed). Accrued interest, together with all outstanding principal, shall be due and payable on December 31, 2002.

     3. PAYMENT. The principal amount of and interest accrued on this Note shall be payable, at the option of the Company, by any of the following means or any combination thereof: (a) in cash denominated in the currency of the United States of America; (b) by the issuance of Common Stock of the Company valued based on the average closing price of the Company's Common Stock (as reported by NASDAQ, or as traded on a securities exchange, as applicable) over the thirty-day period ending on the day preceding the payment; or (c) by set off against amounts representing profit sharing or royalty payments otherwise payable to the Company by Lender pursuant to Sections 7.2 and 7.5 of the Collaboration Agreement, which set off shall occur not later than December 30, 2002.

     Payments of principal and accrued interest shall be made at the address of the Lender, set forth in the Collaboration Agreement, or at such other place as the Lender shall have notified the Company in writing at least five days before such payment is due. All payments in respect of this Note shall be applied first to accrued and unpaid interest hereon, and thereafter to the unpaid principal amount hereof. This Note may be prepaid by the Company without penalty, in whole or in part by any of the means described above at any time.

     4.   FACILITY.

          (a) The Company shall reimburse the Lender for fees paid under Sections 2.03(a), 2.03(b) and 2.04 of the Reimbursement Agreement between the Lender and SBC to establish and maintain the initial Facility, plus up to $20,000 in reasonable legal fees and disbursements incurred by the Lender and SBC to establish such Facility.

          (b) Upon notice to the Lender at least forty-five days prior to (i) each anniversary date of this Note Agreement or (ii) expiration of the term of the initial Facility and each successor Facility, the Company may, at its discretion, select a successor Facility from one of the following alternatives, provided that it reimburses the Lender for out-of-pocket costs

                                       2.

associated with the establishment and maintenance of such Facility: (A) continuation of a letter of credit facility on terms substantially similar to the initial Facility with SBC or with another bank mutually agreeable to the Company and the Lender; (B) establishment of a line of credit facility with a bank and on terms mutually agreeable to the Company and the Lender; (C) if the Lender and the Company mutually agree, establishment of an escrow account pursuant to which the Lender would achieve a rate of return comparable to the rate of return on its investment portfolio; or (D) an agreement not to establish a separate facility as collateral under this Note Agreement but to make draws hereunder directly from the Lender. No facility established pursuant to this
Section 4 shall extend beyond December 30, 2002.

     5. LOST DOCUMENTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note Agreement, and indemnity satisfactory to the Company (in the case of loss, theft or destruction) or surrender and cancellation of the Note Agreement (in the case of mutilation), the Company will make and deliver to the Lender a new Note Agreement of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal balance hereunder.

     6.   MISCELLANEOUS.

          (a) This Note Agreement is non-negotiable; provided, however, that it may be assigned to an affiliate of the Lender, in which case all covenants, agreements and undertakings in this Note Agreement shall bind and inure to the benefit of such assignee.

          (b) All notices, requests, consents and demands shall be made in writing and shall be mailed first class postage prepaid, to the Company or to the Lender at such respective addresses as may be furnished in writing to the other party hereto.

          (c) Except as otherwise provided herein, the Company hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this Note Agreement, and consents to any extension or postponement of the time of payment or any other indulgence.

          (d) If the Lender shall employ an attorney or take any other steps for collection of any part hereof after any default hereunder, the Company promises to pay all reasonable legal fees and other expenses reasonably incurred by the Lender in collecting or attempting to collect pursuant to this Note Agreement.

          (e) This Note Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to principles of conflicts of laws.

          (f)  This Note Agreement may be executed in counterparts.

                                       3.

     IN WITNESS WHEREOF, this Note Agreement has been executed and delivered on the date first above written by duly authorized representatives of the Company and the Lender.

                                   SCIOS NOVA INC.


                                   By   /s/ Richard L. Casey
                                        ---------------------------------------
                                        Richard L. Casey
                                        Chairman and Chief Executive Officer


                                   GENENTECH, INC.


                                   By   /s/ G. Kirk Raab
                                        ---------------------------------------
                                        G. Kirk Raab
                                        President and Chief Executive Officer

                           EXHIBIT A TO NOTE AGREEMENT

                       [Swiss Bank Corporation Letterhead]

                                                               December 30, 1994

Scios Nova Inc.
2450 Bayshore Parkway
Mountain View, CA 94043


Ladies and Gentlemen:

     We hereby establish, at the request and for the account of Genentech, Inc., a Delaware corporation (the "Corporation"), in your favor, as Beneficiary, our Irrevocable Letter of Credit No. V561116 in an amount equal to $30,000,000, effective immediately and expiring at the close of banking business at our San Francisco office hereinafter referred to on December 30, 1997 (the "STATED TERMINATION DATE").

     We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the amount of this Letter of Credit set forth above and in accordance with the terms and conditions and subject to the reductions and reinstatements in amounts as hereinafter set forth, in one or more drawings by one or more of your Demands (as defined below), accompanied by a completed certificate in the form of Annex A attached hereto (a "Drawing"), or, if we have notified you that an event of default has occurred under the Reimbursement Agreement (as define below), a completed certificate in the form of Annex C hereto (a "Default Drawing"), in each case signed by you. Drawings and the Default Drawing must be in a minimum amount of $5,000,000 or a multiple thereof.

     Upon drawing by you, the amount of this Letter of Credit available to be drawn by you by any subsequent drawing shall be automatically decreased by an amount equal to the amount of such drawing. The drawing hereunder that reduces the amount available to be drawn hereunder to zero is herein sometimes referred to as the Final Drawing.

     Funds under this Letter of Credit will be made available to you against your demands made on us, which demands and any certificate accompanying such demands shall be made in writing or by telex or other telecommunications device capable of transmitting or creating a written a record, in the form of Annex B attached hereto (any such demand being referred to herein as a "DEMAND"). Demands and certificates shall be transmitted or delivered, as appropriate, to our office located at 101 California Street, San Francisco, California, Telex No. MCI 278 032 swbsf ur, Telecopy No. (415) 989-7570, Attention: Nancy Stoll and David Parrot, or at any other office in the United States which may be designated by us by written notice delivered to you. In the event you choose to transmit any Demand and certificate to us by telecopy, you shall give us telephonic notice of such transmission at the time thereof. Any drawing made under this Letter of Credit by transmission of your Demands and certificates by telecopy or telex should be immediately followed by overnight delivery to us of the originally executed Demands and certificate; provided that failure to deliver any such originally executed

Demands and certificates by overnight delivery shall not affect any drawing which was made under this Letter of Credit by transmission of your Demands and certificates by telecopy of telex.

     Provided that in each case the Demand and accompanying certificates presented by you in connection with a drawing are in strict conformity with the terms and conditions of this Letter of Credit, the following time schedule shall prevail;

     (i) If a drawing is made by you hereunder at or prior to 10:00A.M., SAN FRANCISCO time, on a Business Day, payment shall be made to you or your order of the amount specified, in immediately available funds, at or prior to 4:00P.M., SAN FRANCISCO time, on such Business Day.

     (ii) If a drawing is made by you hereunder after 10:00A.M., SAN FRANCISCO time, on a Business Day, payment shall be made to you or your order of the amount specified, in immediately available funds, at or prior to 4:00P.M., SAN FRANCISCO time, on the next succeeding Business Day.

     Payment under this Letter of Credit shall be made by wire transfer of immediately available funds to the following account of the Beneficiary: Bankers Trust Company, New York, ABA No. 021-001-033, Re: 99-097-024 PAFS West, Acct. 101069.

     Upon the earliest of (i) our honoring your Final Drawing hereunder; (ii) the date on which this Letter of Credit shall have been surrendered by you for cancellation; (iii) the fifth Business Day following the sending of notice by us by telecopy (with telephonic confirmation) to you that an Event of Default has occurred under the Reimbursement Agreement (defined below); and (iv) the Stated termination Date, this Letter of Credit shall automatically terminate.

     This Letter of Credit sets forth in full our undertaking, and such reference to any document, instrument or agreement referred to herein (including, without limitation, the Reimbursement Agreement dated as of December 30, 1994 (the "REIMBURSEMENT AGREEMENT") between the Corporation and us), except only the Demands and the certificates attached hereto which are referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such Demands and such certificates.

     This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ( the "UNIFORM CUSTOMS"), PROVIDED that Article 41 thereof shall not be construed to limit the rights of the Beneficiary to make drawings in compliance with this Letter of Credit. This Letter of Credit shall be deemed to be a contract made under the laws of the State of California, and shall as to matters not governed by the Uniform Customs, be governed by and construed in accordance with laws of such State.

     As used herein, "BUSINESS DAY" a day which is not Saturday, Sunday or legal holiday on which banking institutions in the State of California or the State of New York are authorized or required to be closed.

     Except as otherwise provided herein, communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 101 California Street, San Francisco, California, Atten: Nancy Stoll and David Parrot specifically referring to the number of this Letter of Credit.

                                Very truly yours,

                             SWISS BANK CORPORATION
                              San Francisco Branch

           /s/  Jamie Dillion                 /s/ Nang S. Peechaphand
     ------------------------------     -------------------------------
                Jamie Dillion                   Nang S. Peechaphand
                  Director                       Associate Director
               Merchant Banking                      Accounting

                                                                         ANNEX A
                                                                         -------
                           CERTIFICATE FOR A "DRAWING"

                  SWISS BANK CORPORATION, SAN FRANCISCO BRANCH
                    IRREVOCABLE LETTER OF CREDIT NO. V561116


     The undersigned Beneficiary (the "Beneficiary"), hereby certifies to Swiss Bank Corporation, San Francisco (the "Bank"), with reference to Irrevocable Letter of Credit No. V561116 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Beneficiary, that:

     (1) The Beneficiary is making a drawing under the Letter of Credit with respect to the Lending Facility, dated as of December 30, 1994 between the Beneficiary and the Corporation.

     (2) The amount of the Demand accompanying the certificate, which Demand has been executed by one of the President, the Vice President-Finance and the General Counsel of the Beneficiary and whose signature is notarized, is equal to $____________, which amount is equal to $5,000,000 or a multiple thereof.

     (3) The amount of the Demand accompanying this certificate was computed in accordance with the terms and conditions of the Letter of Credit and does not exceed the amount available to be drawn under the Letter of Credit.

     The Beneficiary acknowledges that, pursuant to the terms of the Letter of Credit, upon delivery or transmission of the Demand accompanying this certificate, the amount of the Letter of Credit and the amounts available to be drawn by the beneficiary thereunder by any subsequent drawing are automatically and irreversibly decreased by an amount equal to the amount of this drawing.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this certificate as of the _____ day of _______, _______.

                                   SCIOS NOVA INC.


                                   By:
                                        --------------------------


                                        --------------------------
                                        Name

                                        --------------------------
                                        Title

                                                                         ANNEX B
                                                                         -------

                                 FORM OF DEMAND
                                 --------------
Swiss Bank Corporation
101 California Street
San Francisco, California 94111

Attention: Nancy Stoll and David Parrot


     This Demand is made under Swiss Bank Corporation, San Francisco Branch Irrevocable Letter of Credit No. V561116 (the "Letter of Credit") issued for the account of Genentech, Inc., a Delaware corporation.

     The amount drawn hereby is $___________, and the certificate required by such Letter of Credit is attached hereto.

                                   Very truly yours,

                                   SCIOS NOVA INC.

                                   By:
                                        --------------------------


                                        --------------------------
                                        Name

                                        --------------------------
                                        Title

                                                                         ANNEX C
                                                                         -------
                       CERTIFICATE FOR A "DEFAULT DRAWING"

                  SWISS BANK CORPORATION, SAN FRANCISCO BRANCH
                    IRREVOCABLE LETTER OF CREDIT NO. V561116

     The undersigned Beneficiary (the "Beneficiary"), hereby certifies to Swiss Bank Corporation, San Francisco (the "Bank"), with reference to Irrevocable Letter of Credit No. V561116 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Beneficiary, that:

     (1) The Beneficiary is making a drawing under the Letter of Credit with respect to the Lending Facility, dated as of December 30, 1994 between the Beneficiary and the Corporation.

     (2) This certificate and the accompanying Demand shall be effective only if the Bank sends the Beneficiary a notice of an event of default under the Reimbursement Agreement and shall be deemed to be presented to the Bank at the opening of business on the fifth Business Day following the sending of such notice, but preceding the termination of the Letter of Credit (the "Presentation Date").

     (3) The amount of the Demand accompanying this certificate, which Demand has been executed by one of the President, the Vice President-Finance and the General Counsel of the Beneficiary and whose signature is notarized, is equal to the aggregate amount available to be drawn under the Letter of Credit on the Presentation Date.

     (4) The certificate may be rescinded by a writing signed by any one of the President, the Vice President-Finance and the General Counsel of the Beneficiary addressed to the Bank and delivered to the Bank pursuant to the provisions of the Letter of Credit by the close of business on the Business Day next preceding the Presentation Date.

     The Beneficiary acknowledges that, pursuant to the terms of the Letter of Credit, upon payment of the Demand accompanying this certificate, the amount of the Letter of Credit is automatically and irreversible decreased to zero, and the Letter of Credit terminates.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this certificate as of the 30th day of December, 1994.


                                   SCIOS NOVA INC.

                                   By:
                                        --------------------------


                                        --------------------------
                                        Name


                                        --------------------------
                                        Title